UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 26, 2014
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 26, 2014, Glenn Stevens, the Chief Executive Officer of GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), will attend a series of investor meetings. At those meetings, Mr. Stevens is expected to discuss the following points regarding the National Futures Association's rule to ban the use of credit card funding by U.S. retail customers:*

•
The Company does not expect the NFA’s proposed ban on credit card funding to have a significant impact on its overall business. Deposits from U.S. customers via a credit card currently represent approximately 5% of the Company's total global deposits.

•	There are several other funding options available to the Company's U.S. customers, including debit cards, wire transfer and eChecks/ACH.

•
In anticipation of the adoption of the NFA’s new rule regarding credit cards, the Company has enhanced its ACH/eCheck capabilities so that funds deposited by eCheck are immediately available for trading.

•	With alternative funding methods available and the continued ability to use debit cards, the Company believes its U.S. customers will quickly adapt to the change.

Forward Looking Statements

In addition to historical information, this Form 8-K contains "forward-looking" statements that reflect the Company's expectations for the future.  A variety of important factors could cause results to differ materially from such statements, including the risk factors discussed in the Company's Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 17, 2014.

*
The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 26, 2014

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Jason Emerson
Jason Emerson
Chief Financial Officer